Exhibit 99.1

NewsRelease

TC PipeLines, LP to Release Second Quarter 2015 Results on August 6

HOUSTON, Texas – July 23, 2015 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will release its second quarter 2015 financial results on Thursday, August 6, 2015. Steve Becker, president of the general partner, will discuss the Partnership’s financial results and latest developments in a teleconference and webcast on Thursday, August 6 at 10:30 a.m. (CDT) / 11:30 a.m. (EDT).

Analysts, members of the media and other interested parties are invited to participate by calling 866.225.0198. Please dial in 10 minutes prior to the start of the call. No pass code is required. A live webcast will also be available through the Partnership’s website at www.tcpipelineslp.com.  Slides for the conference call will be posted on the Partnership’s website under “Events and Presentations” prior to the webcast.

A replay of the teleconference will also be available two hours after the conclusion of the call and until 11 p.m. (CDT) and midnight (EDT) on August 13, 2015, by calling 800.408.3053, then entering pass code 7363759.

TC PipeLines, LP is a Delaware master limited partnership with interests in six federally regulated U.S. interstate natural gas pipelines which serve markets in the Western and Midwestern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Inquiries:
Mark Cooper/Davis Sheremata
403.920.7859 or 800.608.7859

OR

Unitholder and Analyst Inquiries:
Rhonda Amundson
877.290.2772 investor_relations@tcpipelineslp.com